Exhibit 99

SWIFT ENERGY ANNOUNCES:

        RECORD 2005 FULL YEAR EARNINGS INCREASING 69% TO $115.8
        -------------------------------------------------------
        MILLION, OR $3.95/SHARE, AND
        ----------------------------
        RECORD 2005 Q4 EARNINGS INCREASING 29% TO $34.7 MILLION, OR
        -----------------------------------------------------------
        $1.16/SHARE
        -----------

HOUSTON, February 8, 2006 - Swift Energy Company (NYSE: SFY) announced today record net income of $34.7 million, or $1.16 per diluted share for the fourth quarter 2005, an increase of 29% compared to $26.8 million, or $0.93 per diluted share, earned in the same quarter of 2004. Fourth quarter adjusted cash flow from operations of $84.3 million, or $2.83 per diluted share (cash flow before working capital changes, a non-GAAP measure - see page 8 for reconciliation to net cash provided by operating activities of $64.9 million) increased 30% compared to the adjusted number of $64.7 million, or $2.25 per diluted share, for the fourth quarter of 2004. Production for the fourth quarter 2005 totaled
14.7 Billion cubic feet equivalent ("Bcfe"), with 11.0 Bcfe and 3.7 Bcfe of production from domestic and New Zealand operations, respectively.

Swift Energy achieved record 2005 production, which increased approximately 2% to 59.6 Bcfe, with 43.0 Bcfe produced domestically and 16.6 Bcfe produced in New Zealand. This level of production compares to 2004 production of 58.3 Bcfe (42.1 Bcfe domestic, 16.3 Bcfe New Zealand). While production was impacted by the hurricane activity in the second half of 2005, all of Swift Energy's operations in southern Louisiana are back on production at or above pre-Katrina production levels, except for the Cote Blanche Island Field, and the major facility expansion projects at Lake Washington Field in Plaquemines Parish, Louisiana are in the final commissioning stages.

For the year-ended 2005, Swift Energy had record net income of $115.8 million, a 69% increase, or $3.95 per diluted share compared to $68.5 million of net income for 2004, or $2.41 per diluted share. Adjusted cash flow from operations for the year-ended 2005 increased 50% to $287.7 million, or $9.82 per diluted share, compared to $192.3 million, or $6.78 per diluted share, for the year-ended 2004. Swift Energy also reported record total revenues of $423.2 million for the year-end 2005, an increase of 36% over 2004 revenue levels. Increased revenues, net income and cash flow in 2005 are primarily the result of higher commodity prices and our increased levels of production.

                                     -more-

Terry Swift, CEO of Swift Energy, commented, "During 2005, the folks at Swift Energy Company responded admirably, enabling Swift Energy to make a remarkable recovery from the disruption Hurricanes Katrina and Rita caused to our operations in South Louisiana. Through the efforts of our people, Swift Energy has just recorded its best financial results in the history of the Company. Our recent exploration successes in the Lake Washington area at Newport and Bondi, which tested at combined rates of over 11,000 barrels of oil equivalent per day, illustrate the significant growth potential that we have developed from within our South Louisiana 3D seismic data. A continued robust commodity price environment together with our projected production growth of 14% to 18% should provide Swift Energy the opportunity to again reach new records in 2006."

Revenues and Expenses for the Fourth Quarter

Total revenues for the fourth quarter of 2005 increased 24% to a record $122.5 million from the $98.9 million of revenues generated in the fourth quarter of 2004. This increase was attributable to higher commodity prices despite the shut-in and deferral of production necessitated by the hurricanes and resultant recovery efforts.

Lease operating expenses ("LOE"), before severance and ad valorem taxes, were $0.85 per thousand cubic feet equivalent ("Mcfe") in the fourth quarter of 2005, which increased appreciably from $0.71 per Mcfe for these expenses in the fourth quarter of 2004. While the Company maintained approximately the same level of gross expenses for LOE during the fourth quarter of 2005 compared with the same quarter in 2004, the per unit level of LOE expense was much higher than originally projected due to lower production than expected as a result of the hurricanes. Severance and ad valorem taxes were also up appreciably to $0.86 per Mcfe from $0.64 per Mcfe in the comparable periods due to higher commodity prices.

Depreciation, depletion and amortization expenses increased to $2.09 per Mcfe in the fourth quarter of 2005 from $1.51 per Mcfe in the comparable period in 2004, primarily as a result of increased estimates for future development costs, changes in reserves estimates and additional capital expenditures during the year. General and administrative expenses increased to $0.44 per Mcfe during the fourth quarter 2005 from $0.33 per Mcfe in the same period in 2004. This increase was primarily attributable to the hurricane-induced production shut-in plus additional salaries and benefits associated with our expanded workforce and the additional expensing of certain stock compensation. Interest expense per unit increased slightly to $0.41 per Mcfe in the fourth quarter 2005 compared to $0.40 per Mcfe for the same period in 2004.

Fourth Quarter 2005 Production & Pricing

Swift Energy's fourth quarter 2005 production was 14.7 Bcfe, an increase of 9% sequentially from the 13.5 Bcfe produced in the third quarter of 2005. However, fourth quarter production decreased 8% from the 15.9 Bcfe produced in the same period in 2004. As previously reported, Hurricanes Katrina and Rita caused a domestic production decrease and deferred approximately 3.0 to 3.5 Bcfe of domestic production from the fourth quarter (on top of another estimated 3.0 Bcfe of deferred production in the third quarter of 2005). Fourth quarter 2005 production included 11.0 Bcfe of domestic production, a 2% decrease, and 3.7 Bcfe produced in New Zealand, a 20% decrease, in both cases when compared to production in the same period in 2004. New Zealand production decreased as a result of natural declines in natural gas production, as well as an additional crude oil lifting in the fourth quarter 2004 compared to the number of liftings in the fourth quarter 2005.

                                     -more-

In the fourth quarter of 2005, Swift Energy realized an aggregate global average price of $8.34 per Mcfe, an increase of 34% from fourth quarter 2004 price levels, which averaged $6.23 per Mcfe. Domestically, the Company realized an aggregate average price of $9.77 per Mcfe, an increase of 36% over the $7.17 received in the fourth quarter of 2004. In New Zealand, the Company received an aggregate average price of $4.04 per Mcfe for the fourth quarter in 2005, an increase of 3% over the $3.93 per Mcfe realized in the same period of 2004.

Swift Energy's average fourth quarter 2005 domestic crude oil prices increased 26% to $58.36 per barrel from $46.17 per barrel realized in the same period of 2004. Meanwhile, domestic natural gas prices averaged $10.89 per thousand cubic feet ("Mcf") in the fourth quarter of 2005, an increase of 67% from the $6.53 per Mcf received during the same period in 2004. Prices for natural gas liquids ("NGLs") domestically averaged $37.99 per barrel in the fourth quarter of 2005, a 25% increase over fourth quarter 2004 NGL prices of $30.43.

In New Zealand, the sales price of Swift Energy's crude oil averaged $57.61 per barrel in the fourth quarter of 2005, a 21% increase over prices for the same period in 2004. Also in New Zealand, the Company received an average natural gas price of $3.05 per Mcf for the fourth quarter of 2005 under its current contracts, a 7% increase over the $2.86 per Mcf received in the same 2004 period. The Company's NGL contracts yielded an average price of $18.65 per barrel for the fourth quarter of 2005. New Zealand natural gas and NGL price contracts are remitted in New Zealand dollars, which has remained strong during the fourth quarter 2005 against the U.S. dollar compared to the same period in 2004.

2005 Reserves and Capital Expenditures

As previously announced, Swift Energy ended 2005 with total proved reserves of 762 Bcfe, a decrease of 5% from 800 Bcfe at year-end 2004, which resulted primarily from the delays in drilling activity necessitated by hurricane damage and recovery efforts interrupting the Company's drilling program. Proved developed reserves were 50% of total reserves at year-end 2005 compared to 56% at the previous year-end and were 51% crude oil at year-end. Fourth quarter acquisitions with reserves that were approximately 70% proved undeveloped were one of the significant items that contributed to the increase. Of our two largest core areas, the Lake Washington area contains approximately 37% and the AWP Olmos area has 29% of the proved developed reserves. Approximately 42% of proved undeveloped reserves ("PUD") at year-end 2005 were located in the Lake Washington area (26%) and in the AWP Olmos area (16%), both of which are characterized as long life fields. Year-end reserves contain only a minor amount of the potential reserves from the Bondi and Newport discoveries and which Swift Energy believes it will be able to develop over the next several years. All of the Company's reserves are audited annually by H.J. Gruy and Associates, Inc, independent petroleum consultants.

Domestic reserves decreased slightly to 644 Bcfe compared with 653 Bcfe of domestic reserves at year-end 2004. This domestic reserves total includes 29 Bcfe of proved reserves attributable to the recent South Louisiana acquisitions, which were closed during the fourth quarter. Domestic proved reserves, making up 85% of total proved reserves at year-end 2005, are located in the Lake Washington area (31% of total reserves), AWP Olmos area (23% of total reserves), Toledo Bend area (12% of total reserves), Bay de Chene and Cote Blanche Island areas (10% of total reserves), and other domestic properties (9% of total reserves).

                                     -more-

In New Zealand, year-ended 2005 proved reserves declined by 20% to 118 Bcfe from 147 Bcfe at year-end 2004. The principal reason for the decline was that Swift Energy New Zealand's 2005 drilling campaign was focused on development drilling for the conversion of PUDs and a resulting downward revision related to drilling results in the Kauri sands in the Rimu/Kauri area.

Capital expenditures in 2005 totaled $264.5 million, with $215.8 million spent domestically and $48.7 million spent in New Zealand. Swift Energy's pre-tax present value (PV-10) of its proved reserves totaled nearly $3.2 billion, with approximately $2.9 billion in value representing domestic interests and New Zealand contributing $311 million to the total. This is an increase of 57% over year-end 2004 PV-10 value. These values were calculated in accordance with SEC guidelines, using a December 31, 2005 crude oil realized price of $59.96 per barrel and a $9.67 per Mcfe realized price for natural gas for domestic production and $60.98 per barrel and $3.33 per Mcfe for New Zealand crude oil and natural gas prices, respectively. (See page 7 for a reconciliation of PV-10 value to the after-tax Standardized measure of Discounted Future Net Cash Flows)

2005 and Fourth Quarter Drilling Report

In 2005, Swift Energy drilled and completed 45 of 64 wells for a 70% success rate. Domestically, Swift Energy completed 37 of 45 development wells and 5 of 9 exploration wells. In New Zealand, the Company completed 2 of 5 development wells and 1 of 5 exploration wells in 2005. For the fourth quarter 2005, Swift Energy successfully completed 10 of 18 wells. Of these wells, 14 were drilled domestically, of which 1 was a development well successfully completed in the Lake Washington area, 5 were development wells successfully completed in the AWP Olmos area in South Texas and 2 were development wells in the Garcia Ranch area in South Texas. Swift Energy was also successful on 2 of 4 domestic exploration wells in the fourth quarter 2005. The successful exploration wells included the previously announced Bondi prospect and Newport offset well, both in the Lake Washington area and the two unsuccessful wells were in Lake Washington and Bay de Chene Fields. In New Zealand, the Company had a successful development well and was unsuccessful on 3 exploration wells in the fourth quarter 2005.

Operations Update

Swift Energy has returned all affected fields to pre-Katrina production levels or higher, except Cote Blanche Island Field in St. Mary's Parish, Louisiana, which had average production of approximately 375 barrels of oil equivalent ("Boe") per day in August 2005. Cote Blanche Island is expected to be restarted late in the first quarter of 2006. As previously reported, significant facility upgrades in the Lake Washington Field are being completed and commissioned during the first quarter 2006. Swift Energy's Lake Washington average production rate for the month of December 2005 was approximately 14,400 net Boe per day. This production is mainly from the shallow and intermediate sands in the Lake Washington Field. Two deeper tests that had been reported earlier include the Newport prospect downdip delineation well and the Bondi prospect initial exploration well. These two wells tested at combined rates up to 10,712 barrels of oil per day ("B/d") and 7.3 million cubic of gas per day ("MMcf/d") from four sand intervals totaling 283 feet of net pay, two in each well. The Newport delineation well is expected to be placed on production during the second quarter of 2006. The Bondi discovery well is located approximately five miles to the northwest of the field's facility infrastructure and is not expected to be on production until the second-half of 2006. Actual production sales rates for the Bondi and Newport discoveries will be determined based on additional reservoir testing, state allowables and facility capacities.

Swift Energy continues to have seven drilling rigs and a completion rig currently operating on its behalf. The Company expects to begin drilling the second delineation well in the Newport discovery area in the first quarter 2006.

                                     -more-

Earnings Conference Call

Swift Energy will conduct a live conference call today, February 8, at 9:00 a.m. CST to discuss fourth quarter and full year 2005 financial results. To participate in this conference call, dial 973-339-3086 five to ten minutes before the scheduled start time and indicate your intention to participate in the Swift Energy conference call. A digital replay of the call will be available later on February 8 until February 15, by dialing 973-341-3080 and using pin #6910071. Additionally, the conference call will be available over the Internet by accessing the Company's website at www.swiftenergy.com and by clicking on the event hyperlink. This webcast will be available online and archived at the Company's website.

2006 Analyst/Investor Meeting

Swift Energy Company will be hosting a meeting with financial analysts, portfolio managers and investors on February 23, 2006 in Houston, Texas. At this meeting, Swift Energy's management will provide an annual briefing that will include an update on certain 2005 results as well as covering operational and financial plans and guidance for first quarter and full year 2006. An audio (listen-only) webcast accompanied with the slides of the Houston presentation will be available on the Company's website www.swiftenergy.com by clicking on the event hyperlink commencing on February 23, 2006. The meeting in Houston begins at 8:00 a.m. CST on Thursday, February 23, and is being held at the Marriott Woodlands Waterway Hotel and Convention Center on Lake Robbins Drive in The Woodlands, Texas. Anyone interested in attending this meeting should contact the Company's Investor Relation Department at 1-800-777-2412. Swift Energy Company, founded in 1979 and headquartered in Houston, engages in developing, exploring, acquiring and operating oil and gas properties, with a focus on onshore and inland waters oil and natural gas reserves in Louisiana and Texas and oil and natural gas reserves in New Zealand. Over the Company's 26-year history, Swift Energy has delivered long-term growth of its proved oil and gas reserves and production, with per share growth rates of 22% and 29%, respectively. This was accomplished with a disciplined program of acquisitions and drilling, while maintaining a strong financial position.

This press release includes  "forward-looking  statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections, guidance or other statements other than statements of historical fact, are forward-looking statements. These statements are based upon assumptions that are subject to change and to risks, especially the uncertainty of finding, replacing, developing or acquiring reserves, availability of labor, services and supplies, hurricanes or tropical storms disrupting operations, and volatility in oil or gas prices. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Certain risks and uncertainties inherent in the Company's business are set forth in the filings of the Company with the Securities and Exchange Commission. Estimates of future financial or operating performance provided by the Company are based on existing market conditions and engineering and geologic information available at this time. Actual financial and operating performance may be higher or lower. Future performance is dependent upon oil and gas prices, exploratory and development drilling results, engineering and geologic information and changes in market conditions.


                                     -more-

                              SWIFT ENERGY COMPANY
                          SUMMARY FINANCIAL INFORMATION
                                   (Unaudited)
                (In Thousands Except Per Share and Price Amounts)



                                                    Three Months Ended                            Year Ended
                                                        December 31,                              December 31,
                                                     2005          2004       Percent          2005          2004       Percent
                                                     ----          ----       Change           ----          ----       Change
                                                                              ------                                    ------
Revenues:
Oil & Gas Sales                                    $ 122,315     $   98,854      24%          $ 423,766     $ 311,285      36%
Other                                                    137             81      70                (540)       (1,008)     46%
                                                    --------      ---------                    --------      --------
Total Revenue                                      $ 122,452     $   98,935      24%          $ 423,226     $ 310,277      36%

Net Income                                         $  34,701     $   26,834      29%          $ 115,778     $  68,451      69%
Basic EPS                                          $    1.20    $      0.96      26%          $    4.06     $    2.46      65%

Diluted EPS                                        $    1.16    $      0.93      25%          $    3.95     $    2.41      64%

Net Cash Provided By
  Operating Activities                             $   64,874     $   56,163     16%          $ 285,333     $ 182,583      56%

Net Cash Provided By
  Operating Activities, Per Diluted Share          $     2.18     $    1.96      11%          $    9.74     $    6.44      51%

Cash Flow Before Working Capital
   Changes(1) (non-GAAP measure)                   $   84,310     $  64,667      30%          $ 287,741     $ 192,320      50%
Cash Flow Before Working
   Capital Changes, Per Diluted Share              $     2.83     $    2.25      26%          $    9.82     $    6.78      45%

Weighted Average
  Shares Outstanding                                   28,815        28,046       3%             28,496        27,822       2%

EBITDA(1) (non-GAAP measure)                       $   90,869     $  72,268      26%          $ 311,552     $ 211,338      47%

Production (Bcfe):                                       14.7          15.9      (8%)              59.6          58.3       2%
  Domestic                                               11.0          11.3      (2%)              43.0          42.1       2%
  New Zealand                                             3.7           4.6      (20%)             16.6          16.3       2%

Realized Price ($/Mcfe):                                $8.34         $6.23      34%              $7.11         $5.34      33%
  Domestic                                              $9.77         $7.17      36%              $8.27         $6.15      34%
  New Zealand                                           $4.04         $3.93       3%              $4.10         $3.24      27%


(1) See reconciliation on page 7. Management believes that the non-GAAP measures EBITDA and cash flow before working capital changes are useful information to investors because they are widely used by professional research analysts in the valuation, comparison, rating and investment recommendations of companies within the oil and gas exploration and production industry. Many investors use the published research of these analysts in making their investment decisions.

                              SWIFT ENERGY COMPANY
              Reconciliation of PV-10 value to Standardized Measure
                      of Discounted Future Net Cash Flows
                          December 31, 2005 PV-10 Value
                                   (Unaudited)
                                  (In Millions)


                                                                               Total            Domestic        New Zealand
PV-10 Value                                                                $   3,171           $   2,860        $   311
Future Income Taxes (discounted at 10%)                                        (984)               (942)            (42)
ARO (b) (discounted at 10%)                                                     (27)                (23)             (4)
                                                                           -------------       -------------    -------------
Standardized Measure of Discounted Future Net
Cash Flows relating to oil and gas reserves                                $   2,160           $   1,895        $   265
                                                                           =========           =========        =======

                 Reconciliation of GAAP (a) to non-GAAP Measures
                              EBITDA to Net Income
                                   (Unaudited)
                                 (In Thousands)

               Below is a reconciliation of EBITDA to Net Income.


                                                                             Three Months Ended
                                                                        Dec. 31, 2005        Dec. 31, 2004

NET INCOME TO EBITDA RECONCILIATIONS:
   Net Income                                                                $ 34,701             $ 26,834       29%
   Provision for Income taxes                                                  19,300               15,046
   Interest Expense, Net                                                        6,048                6,282
   Depreciation, Depletion & Amortization & ARO (b)                            30,820               24,106
                                                                             --------             --------
EBITDA                                                                       $ 90,869             $ 72,268       26%
                                                                             ========             ========

                                                                                 Year Ended
                                                                        Dec. 31, 2005        Dec. 31, 2004
   Net Income                                                               $ 115,778             $ 68,451       69%
   Provision for Income taxes                                                  62,661               32,989
   Interest Expense, Net                                                       24,873               27,643
   Depreciation, Depletion & Amortization & ARO (b)                           108,239               82,254
                                                                            ---------           ----------
EBITDA                                                                      $ 311,552           $  211,338       47%
                                                                            =========           ==========





(a)  GAAP--Generally Accepted Accounting Principles

(b)  Includes accretion of asset retirement obligation

                    Note: Items may not total due to rounding

                              SWIFT ENERGY COMPANY
                   Reconciliation of GAAP to non-GAAP Measures
                                   (Unaudited)
                                 (In Thousands)

Below is a reconciliation of Cash Flow Before Working Capital Changes to Net Cash Provided by Operating Activities.


                                                                             Three Months Ended
                                                                        Dec. 31, 2005        Dec. 31, 2004
NET CASH FLOW RECONCILIATIONS:

Net Cash Provided by Operating Activities                                    $ 64,874             $ 56,163       16%
  Increases and Decreases In:
   Accounts Receivable                                                         21,941                5,100
   Accounts Payable and Accrued Liabilities                                   (4,333)                1,559
   Accrued Interest                                                             1,828                1,844
                                                                               ------               ------
Cash Flow Before Working Capital Changes                                  $    84,310         $     64.667       30%
                                                                          ===========         ============

                                                                                 Year Ended
                                                                        Dec. 31, 2005        Dec. 31, 2004

Net Cash Provided by Operating Activities                                 $   285,333          $  182,583       56%
  Increases and Decreases In:
   Accounts Receivable                                                          6,778              11,041
   Accounts Payable and Accrued Liabilities                                   ( 5,072)               (843)
   Accrued Interest                                                               701                (461)
                                                                             --------             -------
Cash Flow Before Working Capital Changes                                  $   287,741          $  192,320       50%
                                                                           ==========           =========

                    Note: Items may not total due to rounding


                              SWIFT ENERGY COMPANY
                        SUMMARY BALANCE SHEET INFORMATION
                                   (Unaudited)
                                 (In Thousands)


                                                            As of                             As of
                                                      December 31, 2005                December 31, 2004
                                                      -----------------                -----------------

        Assets:
Current Assets:
  Cash and Cash Equivalents                                       $ 53,005                            $ 4,920
  Other Current Assets                                              62,051                             49,466
                                                                    ------                             ------
    Total Current Assets                                           115,055                             54,386

Oil and Gas Properties                                           1,819,420                          1,559,803
Other Fixed Assets                                                  15,313                             12,821
Less-Accumulated DD&A                                            (755,699)                          (649,186)
                                                                 ---------                          ---------
                                                                 1,079,034                            923,438
Other Assets                                                        10,324                             12,749
                                                                    ------                             ------
                                                                $1,204,413                          $ 990,573
                                                                ==========                          =========

         Liabilities:
Current Liabilities                                              $  98,421                          $  68,618
Long-Term Debt                                                     350,000                            357,500
Deferred Income Taxes                                              129,307                             73,107
Asset Retirement Obligation                                         19,095                             17,176
Lease Incentive Obligation                                             271                                 --
Stockholders' Equity                                               607,318                            474,172
                                                               -----------                          ---------
                                                               $ 1,204,413                          $ 990,573
                                                               ===========                          =========


                    Note: Items may not total due to rounding

                              SWIFT ENERGY COMPANY
                      SUMMARY INCOME STATEMENT INFORMATION
                                   (Unaudited)
                      In Thousands Except Per Mcfe Amounts


                                                          Three Months Ended,                      Year Ended,

                                                     Dec. 31, 2005          Per Mcfe      Dec. 31, 2005           Per Mcfe
                                                  -----------------------------------   -----------------------------------
Revenues:
  Oil & Gas Sales                                   $          122,315   $      8.34      $        423,766   $        7.11
  Other Revenue                                                    137          0.01                 (540)          (0.01)
                                                                ------          ----               -------          ------
                                                               122,452          8.35               423,226            7.10
                                                               -------          ----               -------            ----

Costs and Expenses:
  General and administrative, net                                6,502          0.44                22,176            0.37
  Depreciation, Depletion & Amortization                        30,624          2.09               107,478            1.80
  Accretion of asset retirement obligation
       (ARO)                                                       196          0.01                   761            0.01
  Lease Operating Costs                                         12,487          0.85                47,322            0.79
  Severance & Other Taxes                                       12,594          0.86                42,177            0.71
  Interest Expense, Net                                          6,048          0.41                24,873            0.42
                                                                 -----          ----                ------            ----
    Total Costs & Expenses                                      68,451          4.67               244,787            4.11
                                                                ------          ----               -------            ----


Income before Income Taxes                                      54,001          3.68               178,440            2.99
Provision for Income Taxes                                      19,300          1.32                62,661            1.05
                                                                ------          ----                ------            ----
Net Income                                          $           34,701   $      2.37      $        115,778   $        1.94
                                                                ======          ====               =======            ====


Additional Information:
  Capital Expenditures                              $          106,350                    $        264,475
  Capitalized Geological & Geophysical              $            5,460                    $         18,824
  Capitalized Interest Expense                      $            1,936                    $          7,199
  Deferred Income Tax                               $           19,300                    $         61,911


                    Note: Items may not total due to rounding

                              SWIFT ENERGY COMPANY
                      CONSOLIDATED STATEMENTS OF CASH FLOW
                                   (Unaudited)
                                 (In Thousands)

                                                                                                  Year Ended,
                                                                                          Dec. 31, 2005             Dec 31, 2004
                                                                                          -------------             ------------
Cash Flows From Operating Activities:
    Net Income                                                                         $        115,778          $        68,451
    Adjustments to Reconcile Net Income to Net Cash
         Provided by Operating Activities -
    Depreciation, Depletion, and Amortization                                                   107,478                   81,581
    Accretion of Asset Retirement Obligation (ARO)                                                  761                      674
    Deferred Income Taxes                                                                        61,911                   32,513
    Debt retirement cost - cash and non-cash                                                        ---                    9,536
    Other                                                                                         1,813                    (435)
    Change in Assets and Liabilities -
        Increase in Accounts Receivable                                                         (6,778)                 (11,041)
        Increase in Accounts Payable and Accrued                                                  5,072                      843
         Liabilities
        Increase/(Decrease) in Accrued Interest                                                   (701)                      461
                                                                                          -------------               ----------

Net Cash Provided by Operating Activities                                                       285,333                  182,583
                                                                                          -------------               ----------

Cash Flows From Investing Activities:
  Additions to Property and Equipment                                                        (235, 548)                (171,095)
  Proceeds from the Sale of Property and Equipment                                                7,297                    5,058
  Acquisitions of Properties                                                                   (28,927)                 (27,196)
  Net Cash Received as Operator of Oil & Gas Properties                                          17,797                    3,922
  Net Cash Received/(Distributed) as Operator of Partnerships and Joint
         Ventures                                                                                 (948)                      884
  Other                                                                                             255                    (659)
                                                                                          -------------               ----------

Net Cash Used in Investing Activities                                                         (240,074)                (189,086)
                                                                                          -------------               -----------

Cash Flows From Financing Activities:
  Proceeds from long-term debt                                                                      ---                  150,000
  Payment of long-term debt                                                                         ---                (125,000)
  Payments of debt issuance cost                                                                    ---                  (4,334)
  Payments of debt retirement costs                                                                 ---                  (6,735)
  Net Payments of Bank Borrowings                                                               (7,500)                  (8,400)
  Net Proceeds from Issuance of Common Stock                                                     10,325                    4,825
                                                                                          --------------              ----------

Net Cash Provided by Financing Activities                                                         2,825                   10,357
                                                                                            -----------               ----------

Net Increase in Cash and Cash Equivalents                                                        48,084                    3,854

Cash and Cash Equivalents at the Beginning of the Period                                          4,920                    1,066
                                                                                          -------------               ----------

Cash and Cash Equivalents at the End of the Period                                           $   53,005               $    4,920
                                                                                             ==========               ==========



                    Note: Items may not total due to rounding

                              SWIFT ENERGY COMPANY
                             OPERATIONAL INFORMATION
               QUARTERLY COMPARISON -- SEQUENTIAL & YEAR-OVER-YEAR
                                   (Unaudited)


                                                             Three Months Ended                      Three Months Ended
                                                                                          Percent                       Percent
                                                          Dec. 31,        Sept. 30,       Change         Dec. 31,        Change
                                                            2005             2005         -------         2004          -------
                                                            ----             ----                         ----
Total Company Production:
   Oil & Natural Gas Equivalent (Bcfe)                     14.67            13.50                9%       15.86              (8%)
   Natural Gas (Bcf)                                        5.34             5.92             (10%)        6.12             (13%)
   Crude Oil (MBbl)                                        1,353            1,059               28%       1,380              (2%)
   NGL (MBbl)                                               202              204               (1%)        243              (17%)

Domestic Production:
   Oil & Natural Gas Equivalent (Bcfe)                     11.00             9.11               21%       11.26              (2%)
   Natural Gas (Bcf)                                        2.67             2.85              (6%)        3.02             (12%)
   Crude Oil (MBbl)                                        1,261             925                36%       1,223                3%
   NGL (MBbl)                                               127              119                 7%        150              (15%)

New Zealand Production:
       Oil & Natural Gas Equivalent (Bcfe)                  3.67             4.38             (16%)        4.60             (20%)
   Natural Gas (Bcf)                                        2.67             3.07             (13%)        3.10             (14%)
   Crude Oil (MBbl)                                          92              134              (31%)        157              (41%)
   NGL (MBbl)                                                75               84              (11%)         93              (20%)


Total Company Average Prices:
   Combined Oil & Natural Gas ($/Mcfe)                   $    8.34        $    7.48            11%      $    6.23             34%
   Natural Gas ($/Mcf)                                   $    6.97        $    5.29            32%      $    4.67             49%
   Crude Oil ($/Bbl)                                     $   58.31        $   59.66            (2%)     $   46.33             26%
   NGL ($/Bbl)                                           $   30.83        $   31.84            (3%)     $   26.01             19%

Domestic Average Prices:
   Combined Oil & Natural Gas ($/Mcfe)                   $    9.77        $    8.96             9%      $    7.17             36%
   Natural Gas ($/Mcf)                                   $   10.89        $    7.68            42%      $    6.53             67%
   Crude Oil ($/Bbl)                                     $   58.36        $   59.44            (2%)     $   46.17             26%
   NGL ($/Bbl)                                           $   37.99        $   40.58            (6%)     $   30.43             25%

New Zealand Average Prices:
   Combined Oil & Natural Gas ($/Mcfe)                   $    4.04        $    4.41            (8%)     $    3.93              3%
   Natural Gas ($/Mcf)                                   $    3.05        $    3.08            (1%)     $    2.86              7%
   Crude Oil ($/Bbl)                                     $   57.61        $   61.23            (6%)     $   47.57             21%
   NGL ($/Bbl)                                           $   18.65        $   19.50            (4%)     $   18.92            (1%)

                              SWIFT ENERGY COMPANY
                        FIRST QUARTER AND FULL YEAR 2006
                               GUIDANCE ESTIMATES



                                                           Actual                 Guidance                    Guidance
                                                         For Fourth              For First                    For Full
                                                        Quarter 2005            Quarter 2006                 Year 2006
Production Volumes (Bcfe)                                  14.67                15.5 - 16.5                 68.0 - 70.5
    Domestic Volumes (Bcfe)                                 11.0                11.9 - 12.5                 53.0 - 55.0
    New Zealand Volumes (Bcfe)                              3.67                  3.5 - 4.0                 14.0 - 16.0
Production Mix:
  Domestic
    Natural Gas (Bcf)                                       2.67                  3.0 - 3.2                 13.0 - 14.1
    Crude Oil  (MBbl)                                      1,261               1,375 - 1,425               6,000 - 6,300
    Natural Gas Liquids (MBbl)                              127                  115 - 130                   650 - 680
  New Zealand
    Natural Gas (Bcf)                                       2.67                 2.4 - 2.7                   9.6 - 11.0
    Crude Oil (MBbl)                                         92                   115 - 125                  480 - 550
    Natural Gas Liquids (MBbl)                               75                    70 - 85                   245 - 275
Product Pricing (Note 1):
Domestic Pricing:
    Natural Gas (per Mcf)
       NYMEX differential (Note 2)                        ($2.08)            ($2.00) - ($2.50)           ($1.25) - ($2.00)
    Crude Oil (per Bbl)
       NYMEX differential (Note 3)                        ($1.74)            ($3.50) - ($4.50)           ($3.00) - ($4.00)
    NGL (per Bbl)
       Percent of NYMEX Crude                               63%                  45% - 55%                   50% - 60%
New Zealand Pricing:
    Natural Gas (per Mcf) (Note 4)                         $3.05               $3.00 -- $3.15              $3.00 -- $3.25
    Crude Oil (per Bbl)
        NYMEX differential (Note 3 & 5)                   ($2.49)            ($2.50) - ($3.50)           ($2.50) - ($3.50)
    NGL (per Bbl)
        Contract Price (Note 6)                            $18.65              $17.50 - $18.50            $17.00 - $19.00
Oil & Gas Production Costs:
  Domestic
    Lease Operating Costs (per Mcfe)                       $0.84                $0.90  -  $0.95            $0.80 -  $0.85
    Severance & Ad Valorem Taxes
        (as % of Revenue dollars)                           11%                 11.0% - 12.0%              10.5% - 12.0%
  New Zealand
    Lease Operating Costs (per Mcfe)                       $0.87                 $0.85  -  $0.90           $0.90 - $0.95
    Government Royalty
        (as % of Revenue dollars)                            7%                  8.0% - 9.0%                7.0%  - 9.0%

                              SWIFT ENERGY COMPANY
                        FIRST QUARTER AND FULL YEAR 2006
                               GUIDANCE ESTIMATES
                (In Thousands Except Per Production Unit Amounts)


                                                           Actual                 Guidance                  Guidance
                                                         For Fourth               For First                 For Full
                                                        Quarter 2005            Quarter 2006               Year 2006
Other Costs:
    G&A per Mcfe (Note 7)                                   $0.44              $0.41 -  $0.45           $0.40  -  $0.45
    Interest Expense per Mcfe                               $0.41              $0.40 -  $0.44           $0.35  -  $0.39
    DD&A per Mcfe                                           $2.09              $2.15 -  $2.20           $2.15  -  $2.25
Supplemental Information:
Capital Expenditures
    Operations                                            $ 74,936           $ 74,200 -  $79,400      $282,000 - $311,000
    Acquisition/Dispositions, net                         $ 24,018          $       0 -  $(1,000)     $(5,000) - $(10,000)
Capitalized G&G (Note 8)                                   $ 5,460            $ 4,100 - $ 4,500       $ 16,000 - $ 16,500
Capitalized Interest                                       $ 1,936            $ 1,700 - $ 2,100        $ 7,000 - $ 7,500
Total Capital Expenditures                                $ 106,350          $ 80,000 - $85,000       $300,000 - $325,000

Basic Weighted Average Shares                              28,815              28,900 - 29,400          29,000 - 30,000
Diluted Computation:
    Weighted Average Shares                                29,798              29,900 -  30,500        30,000  -  30,800

Effective Tax Rate (Note 9)                                 35.7%               36.0% - 37.0%            36.0% - 37.0%
Deferred Tax Percentage                                     100%                  97% - 99%                97% - 99%




Note 1: Swift Energy now maintains all its current price risk management instruments (hedge positions) on its Hedge Activity page on the Swift Energy website (www.swiftenergy.com).

Note 2: Average of monthly closing Henry Hub NYMEX futures price for the respective contract months, included in the period, which best benchmarks the 30-day price received for domestic natural gas sales.
Note 3: Average of daily WTI NYMEX futures price during the calendar period reflected which best benchmarks the daily price received for the majority of domestic crude oil sales.
Note 4: Fixed contractual prices with major power generators in New Zealand, subject to currency exchange rate.
Note 5: New Zealand crude oil benchmarked to TAPIS, which is typically discounted within a $0.50 to $1.00 range of WTI NYMEX.
Note 6: Fixed contractual price with RockGas Limited in New Zealand, subject to currency exchange rate.
Note 7: SFAS 123R has been adopted in the first quarter 2006 and is included in G&A Guidance.
Note 8: Does not include capitalized acquisition costs, incorporated in acquisitions when occurred.
Note 9: Effective Tax rate guidance does not include any New Zealand currency exchange fluctuations.

This press release includes  "forward-looking  statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections, guidance or other statements other than statements of historical fact, are forward-looking statements. These statements are based upon assumptions that are subject to change and to risks, especially the uncertainty of finding, replacing, developing or acquiring reserves, availability of labor, services and supplies, hurricanes or tropical storms disrupting operations, and volatility in oil or gas prices. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Certain risks and uncertainties inherent in the Company's business are set forth in the filings of the Company with the Securities and Exchange Commission. Estimates of future financial or operating performance provided by the Company are based on existing market conditions and engineering and geologic information available at this time. Actual financial and operating performance may be higher or lower. Future performance is dependent upon oil and gas prices, exploratory and development drilling results, engineering and geologic information and changes in market conditions.


Company Contact
---------------
Scott A. Espenshade
Director of Corporate Development
   and Investor Relations
(281) 874-2700, (800) 777-2412

              16825 Northchase Drive, Suite 400, Houston, TX 77060
                              www.swiftenergy.com